AMENDMENTS TO THE
                   NATIONAL FUEL GAS COMPANY AND PARTICIPATING
                     SUBSIDIARIES EXECUTIVE RETIREMENT PLAN
                            IN THE ORDER AS APPROVED
                              ON DECEMBER 10, 1998
                                     BY THE
                  NATIONAL FUEL GAS COMPANY BOARD OF DIRECTORS

                                  AMENDMENTS TO
            NATIONAL FUEL GAS COMPANY AND PARTICIPATING SUBSIDIARIES
                            EXECUTIVE RETIREMENT PLAN



         I, the undersigned, being duly authorized and empowered by resolutions adopted by the National Fuel Gas Company Board of Directors on June 18, 1998, and by resolutions adopted by the Compensation Committee of the National Fuel Gas Company Board of Directors on December 10, 1998, do hereby amend the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan ("Plan"), effective December 10, 1998, as follows:

       1. Section 2.6 shall be deleted in its entirety and shall be intentionally left blank. The remaining sections in Article II shall not be renumbered.

       2. The first sentence of Section 2.12 of the Plan shall be amended and restated to read as follows:

             "Final Average Pay shall mean an amount equal to the average of the
             ------------------
             Annual Cash Compensation payable by a Company or Companies to a Member for the 60 consecutive month period during the 120 consecutive month period immediately preceding the date the Member retires which produces the highest average."

       3.     Section 4.4 shall be deleted in its entirety.

       4. The last sentence in Section 8.1 shall be amended by deleting the phrase "prior to a Change in Control,".

       5.     In all other respects, the Plan shall remain unchanged.


                                         NATIONAL FUEL GAS COMPANY


Dated: As of December 10, 1998         /s/ B. J. Kennedy
      ------------------------         -----------------------------------
                                       B. J. Kennedy
                                       Chief Executive Officer, President and
                                       Chairman of the Board of Directors

                                  AMENDMENTS TO
            NATIONAL FUEL GAS COMPANY AND PARTICIPATING SUBSIDIARIES
                            EXECUTIVE RETIREMENT PLAN

         I, the undersigned, being duly authorized and empowered by resolutions adopted by the National Fuel Gas Company Board of Directors on September 17, 1998, and by resolutions adopted by the Compensation Committee of the National Fuel Gas Company Board of Directors on September 17, 1998, do hereby amend the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan ("Plan"), effective December 10, 1998, as follows:

       1. Paragraph 2.12 shall be amended and restated in its entirety to read as follows:

                  2.12 (a) Final  Average Pay shall mean an amount  equal to the
                           ------------------
               average of the Annual Cash Compensation payable by a Company or Companies to a Member for the 60 consecutive month period during the 120 consecutive month period immediately preceding the date the Member retires, which produces the highest average.

               (b) The  Member's  Annual  Cash  Compensation  shall  include the following:

                        (i) The Member's base salary, whether or not the receipt of a portion thereof has been deferred; plus

                        (ii) The Member's compensation (whether or not the receipt of all or a portion thereof has been deferred) under National Fuel Gas Company's short-term annual incentive program, known as the Annual At Risk Compensation Incentive Program ("AARCIP") or any successor program thereto; plus

                        (iii) The Member's other performance-related lump sum compensation (i.e. lump sum payments other than expense or tuition reimbursements, moving expense reimbursements, lump sum payments for eligible unused vacation, worker's compensation payments, award payments for suggestions, severance payments or any other non-performance related lump sum payments) made on or after August 1, 1997.

                        (iv) Awards of restricted stock made to a Member for service in the Company's fiscal year 1996 or later to supplement an AARCIP award for that fiscal year, which was approximately equal to the maximum AARCIP award then permissible consistent with the shareholder approval applicable to that AARCIP award, shall also be included in the Member's Annual Cash Compensation in the year such award of restricted stock is granted. The restricted stock shall be valued at the average of the high and low market value on the grant date.

               (c) The Member's Annual Cash Compensation shall exclude the value of all other restricted stock that has not be awarded to supplement an AARCIP award, as discussed in subparagraph (b) above.. In addition, the Member's Annual Cash Compensation shall also exclude all commissions, stock, option or SAR awards, special allowances, supplemental compensation and any other extra compensation or incentives or bonuses not provided for above or under the AARCIP.

               (d) If an AARCIP award is granted following the Member's retirement date, that award (including the value of any
               restricted   stock  made  to  supplement  an  AARCIP  award,   as
               determined in subparagraph (b)(iv) above) shall be used in determining the Member's Final Average Pay, if it is payable in connection with employment periods included in the 60 month period referred to above. In this event, the Member's Retirement Benefits shall be increased, once the effect of such award is determined, and the increase shall be made retroactive to the Member's retirement date, without interest. Notwithstanding the above, if such a post-retirement AARCIP award is used in determining Final Average Pay hereunder, AARCIP awards relating to no more than five of National Fuel Gas Company's fiscal years may be used in determining Final Average Pay.

               (e) An example of the effect of this provision is as follows. Assume that a Member retires on October 1, 1999, and that his salary and AARCIP awards were as follows for the following calendar year:

                                          AARCIP Award (relating to fiscal
                                          year ending that September 30 but
                                                 paid in December)
                           Salary

        1994              $480,000                       $120,000
        1995              $540,000                       $150,000
        1996              $600,000                       $180,000
        1997              $660,000                       $210,000
        1998              $780,000                       $240,000
        1999              $840,000                       $270,000




              This Member's Final Average Pay would be $876,000, computed as follows:

              [9/12  ($840,000) + 12/12  ($780,000)  + 12/12  ($660,000) + 12/12
              ($600,000)  + 12/12  ($540,000)  + 3/12  ($480,000)  +  $270,000 +
              $240,000 + $210,000 + $180,000 + $150,000] / 5.

       2.     In all other respects, the Plan shall remain unchanged.


                                       NATIONAL FUEL GAS COMPANY


Dated: As of December 10, 1998         /s/ B. J. Kennedy
      ------------------------         ----------------------------------
                                       B. J. Kennedy
                                       Chief Executive Officer, President and
                                       Chairman of the Board of Directors

                                  AMENDMENTS TO
            NATIONAL FUEL GAS COMPANY AND PARTICIPATING SUBSIDIARIES
                            EXECUTIVE RETIREMENT PLAN



         I, the undersigned, being duly authorized and empowered by resolutions adopted by the Compensation Committee of the National Fuel Gas Company Board of Directors on December 10, 1998, and by resolutions adopted by the National Fuel Gas Company Board of Directors on December 10, 1998, do hereby amend the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan ("Plan"), effective December 10, 1998, as follows:

       1.     Section 3.2 shall be amended and restated to read as follows:

             "Social  Security  Benefit means the annual amount estimated by the
              -------------------------
             Committee to be payable to the Member under the Social Security Act of 1935, as amended, at his Retirement Date, calculated on the assumption that the Member will not receive any future wages that would be treated as such for purposes of that act. If a Member's Retirement Date precedes his attainment of age 62, the amount estimated to be payable to the Member at age 62 (without assuming any cost of living increases) shall be reduced as follows. The percentage early retirement factor applicable at age 62 (e.g., 80%) shall be further reduced by .75% per month for the first 24 months, and by .5% per month for the remaining months, if any, by which the Member's Retirement Date precedes his attainment of age 62. The Social Security Benefit, once calculated, will be frozen as of the Member's Retirement Date. For example, assume that the Member retired on his 59th birthday, and that his estimated Social Security benefit beginning at age 65 (Primary Insurance Amount) was $15,912 per annum. Using current Social Security tables, his age 62 early retirement factor (80%) would be further reduced to 56%. This Member's Social Security Benefit would therefore equal $8,910.72."

       2.     The following new Section 8.2 shall be added to the Plan:

             "8.2 Notwithstanding Section 8.1, the President of National Fuel Gas Company is empowered to amend, restate or otherwise change the Plan (i) as counsel may advise to be necessary or appropriate in order to ensure that the Plan continues to operate as a plan of deferred compensation for tax purposes, remains exempt from many of the provisions of the Act and otherwise continues to fulfill the purposes for which the Plan was adopted and intended; (ii) as he or she may deem necessary in order to make technical or clarifying changes not inconsistent with or in order to fulfill the purposes of the Plan; (iii) as counsel may advise to be necessary to reflect the impact of Benefit Limitations, as they may change from time to time; and (iv) in other respects except as will materially increase the cost of the Plan to the Companies or the benefits of the Plan to Members."

       3.     In all other respects, the Plan shall remain unchanged.


                                       NATIONAL FUEL GAS COMPANY


Dated: As of December 10, 1998         /s/ B. J. Kennedy
       -----------------------         -----------------------------------
                                       B. J. Kennedy
                                       Chief Executive Officer, President and
                                       Chairman of the Board of Directors